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                                                                   EXHIBIT 23(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Texas Instruments Incorporated and Texas Instruments Tucson Corporation (formerly Burr-Brown Corporation) for the registration of $250,000,000 convertible subordinated notes and to the incorporation by reference therein of our report dated January 17, 2000, with respect to the consolidated financial statements of Texas Instruments Tucson Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           Ernst & Young LLP


Tucson, Arizona
August 31, 2000